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                                                                    EXHIBIT 23.2

                              CONSENT OF COUNSEL

        The undersigned does hereby consent to the use of its name wherever appearing in the Registration Statement and related Prospectus, including "Legal Matters."

        However, the undersigned disclaims any responsibility as an expert as regards this Registration Statement except insofar as the Registration Statement may relate to any written legal opinion from the undersigned.

                                        BEARMAN TALESNICK & CLOWDUS
                                        Professional Corporation

Denver, Colorado
June 23, 1998